As filed with the Securities and Exchange Commission on February 20, 2009
Reg. No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana
(State or other jurisdiction of incorporation or organization)

72-1020809
(I.R.S. Employer Identification Number)
102 Versailles Boulevard
Lafayette, Louisiana 70501
(337) 237-8343
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C.R. Cloutier
President and Chief Executive Officer
MidSouth Bancorp, Inc.
P.O. Box 3745
Lafayette, Louisiana  70502
 (337) 237-8343
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
 Anthony J. Correro, III
Adams and Reese LLP
701 Poydras Street, Suite 4500
New Orleans, Louisiana 70139
(504) 585-0179

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value [1]	20,000	$1,000 [2]	$20,000,000	$9,286
Depositary Shares[3]	–	–	–	–
Common Stock, par value $0.10 [4]	208,768	$14.37 [5]	$2,999,996	118
Warrant to Purchase Common Stock, par value $0.10 [6]	–	–	–	–
TOTAL:			$22,999,996	$9,404

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

  1 The U.S. Treasury requests that we deposit the shares of the Series A Preferred Stock with a depositary pursuant to a depositary arrangement, depositary shares evidencing fractional shares of the Series A Preferred Stock may be sold pursuant to this Registration Statement in lieu of whole shares of the Series A Preferred Stock.

2 Represents the liquidation preference amount per share of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), which we sold in a non-public offering to the United States Department of the Treasury (the “U.S. Treasury”) under its Troubled Asset Relief Program Capital Purchase Program

3 The U.S. Treasury requests that we deposit the shares of the Series A Preferred Stock with a depositary pursuant to a depositary arrangement, depositary shares evidencing fractional shares of the Series A Preferred Stock may be sold pursuant to this Registration Statement in lieu of whole shares of the Series A Preferred Stock.

4 The shares of common stock being registered are purchasable upon exercise of the warrant being registered, which we issued to the U.S. Treasury in a non-public offering concurrent with the sale of the Series A Preferred Stock to the U.S. Treasury as described in footnote (1). In addition to the number of shares of common stock stated in the table above, there is registered, pursuant to Rule 416, such number of additional shares of common stock, of a currently undeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain other anti-dilution provisions set forth in the warrant.

5 Estimated in accordance with Rule 457(i), calculated on the basis of $14.37 per share exercise price.

6 Pursuant to Rule 457(i), no additional fee is payable for the warrant.

 The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PROSPECTUS
SUBJECT TO COMPLETION, DATED February 20, 2009

MidSouth Bancorp, Inc.
20,000 Fixed Rate Cumulative Perpetual Preferred Stock, Series A
(or Depositary Shares Evidencing Fractional Interests in Such Shares)
and
208,768 Shares of Common Stock and a Warrant to Purchase Such Shares

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) or, if such shares are deposited with a depositary as described in this prospectus, depositary shares evidencing fractional interests in such shares, a warrant to purchase 208,768 shares of our common stock, par value $0.10 per share, and any shares of common stock issuable upon the exercise of the warrant. The Series A Preferred Stock and the warrant were originally issued by us pursuant to Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement between us and the United States Department of the Treasury (the “U.S. Treasury”) which imposed certain terms and conditions on us, including restrictions on executive compensation. The Series A Preferred Stock and the warrant were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The selling securityholders who may sell or otherwise dispose of the securities offered by this prospectus include the U.S. Treasury and any other holders of the securities covered by this prospectus to whom the U.S. Treasury has transferred its registration rights in accordance with the terms of the Letter Agreement between us and the U.S. Treasury. The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to the prevailing market prices, or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. We will not receive any proceeds from the sale of securities by the selling securityholders.

Our common stock is listed on the New York Stock Exchange Alternext U.S. (“NYSEA”) and trades under the ticker symbol “MSL”. On February 19, 2009, the closing sale price of our common stock on the NYSEA was $8.95. You are urged to obtain current market quotations of the common stock.  Neither the Series A Preferred Stock nor the warrant is listed on any national securities exchange, and, unless requested by the U.S. Treasury, we do not intend to seek such a listing for the Series A Preferred Stock or warrant.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in our securities involves risks. See the “Risk Factors”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2009.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
SUMMARY
RISK FACTORS
REGULATION AND SUPERVISION
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SERIES A PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK
DESCRIPTION OF COMMON STOCK
LEGAL MATTERS
INTERESTS OF NAMED EXPERTS AND COUNSEL

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and any underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell shares of common stock or seeking offers to buy shares of common stock in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby.

All references in this prospectus to “MidSouth”, “we”, “us”, “our”, or similar references mean MidSouth Bancorp, Inc. and its subsidiary, MidSouth Bank, N.A., unless otherwise expressly stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus or in the documents incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. Forward-looking statements include, but are not limited to:

•	statements contained in “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q;

•	statements contained in “Business” in our most recent Annual Report on Form 10-K;

•
statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and notes to MidSouth’s financial statements in our most recent Annual Report on Form 10-K and Quarterly Report on Form l0-Q concerning the allowance for loan losses, liquidity, capital adequacy requirements, unrealized losses and impact of accounting pronouncements; and

•	statements as to trends or MidSouth’s or management’s beliefs, expectations and opinions.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. These statements are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of MidSouth’s future performance and are subject to risks and uncertainties and may be affected by various factors that may cause actual results, developments and business decisions to differ materially from those in the forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include the risk factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31,

2007, and in Bancorp’s Quarterly Report on Form l0-Q for the quarter ended September 30, 2008, and the following:

•	changes in general economic and political conditions and by governmental monetary and fiscal policies;

•	changes in the economic conditions of the geographic areas in which MidSouth conducts business;

•	changes in interest rates;

•	a downturn in the real estate markets in which MidSouth conducts business;

•	changes in federal and state regulation;

•	MidSouth’s ability to estimate loan losses;

•	competition;

•	breaches in security or interruptions in MidSouth’s information systems;

•	MidSouth’s ability to timely develop and implement technology;

•	MidSouth’s ability to retain its management team;

•	MidSouth’s ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; and

•	terrorist attacks and threats or actual war.

MidSouth can give no assurance that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on MidSouth’s results of operations and financial condition. MidSouth disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

MidSouth is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may also be obtained from the Public Reference Room of the Commission at its Washington address, by mail at prescribed rates. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC site is http://www.sec.gov.

This prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to MidSouth and the securities offered hereby. Any statements contained herein concerning any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

No person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this prospectus nor any sale of securities to which this prospectus relates shall, under any circumstance, create any implication that there has been no change in the affairs or condition of MidSouth since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

INCORPORATION BY REFERENCE

There are hereby incorporated by reference into this prospectus the following documents filed by MidSouth with the SEC:

1.	MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2007;

2.	MidSouth’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008; and

3.
MidSouth’s Current Reports on Form 8-K’s filed on January 28, 2008, February 14, 2008, April 25, 2008, April 25, 2008, May 2, 2008, July 29, 2008, August 20, 2008, October 21, 2008, December 5, 2008, January 14, 2009 and January 30, 2009.

All reports filed by MidSouth pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. MidSouth will provide without charge to each person to whom a copy of this prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to under this section that have been incorporated in the prospectus by reference. Requests for such copies should be directed to C.R. Cloutier, President and Chief Executive Officer, MidSouth Bancorp, Inc., P.O. Box 3745, Lafayette, Louisiana 70502. Telephone requests may be directed to Mr. Cloutier at (337) 237-8343.

SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference into this prospectus.

MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. (the "Company") is a bank holding company headquartered in Lafayette, Louisiana.  Through its wholly owned subsidiary, MidSouth Bank, N.A., (the "Bank"), we offer complete banking services to commercial and retail customers in south Louisiana and southeast Texas through its network of 35 locations and more than 170 ATMs.  The Bank is community oriented and focuses primarily on offering commercial and consumer loan and deposit services to individuals, small, and middle market businesses.

The south Louisiana region has 27 offices extending along the Interstate 10 corridor in south Louisiana located in Lafayette (9 offices), Baton Rouge (3 offices), New Iberia (3 offices), Lake Charles (2 offices), Sulphur, Jeanerette, Jennings, Thibodaux, Cutoff, Opelousas, Breaux Bridge, Cecilia, Morgan City, and Houma. A new full-service banking facility opened in late April 2008 in the Baton Rouge market.

The southeast region of Texas currently has one (1) loan production office in Conroe and seven (7) full-service banking facilities, three of which are located in Beaumont, Texas, and one in each of Conroe, Houston, Vidor, and College Station, Texas.

We merged our two wholly owned banking subsidiaries, MidSouth Bank, N.A. (Louisiana) and MidSouth Bank Texas, N.A. into MidSouth Bank, N.A., at the end of the first quarter of 2008.  MidSouth

Bancorp’s common stock is traded on the New York Stock Exchange Alternext U.S. (“NYSEA”) under the symbol "MSL".

Securities Being Offered

On January 9, 2009, pursuant to the Troubled Asset Relief Program Capital Purchase Program of the U.S. Treasury, we sold to the U.S. Treasury 20,000 shares of our Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $20,000,000 million. Furthermore, we concurrently issued to the U.S. Treasury a ten-year warrant to purchase up to 208,768 shares of our common stock at an exercise price of $14.37 per share. The issuance of the Series A Preferred Stock and the warrant were completed in a non-public offering exempt from the registration requirements of the Securities Act of 1933. We were required under the terms of the Letter Agreement, dated January 9, 2009, and the related Securities Purchase Agreement—Standard Terms to register for resale the shares of the Series A Preferred Stock, the warrant, and the shares of our common stock underlying the warrant. This registration includes depositary shares, representing fractional interests in the Series A Preferred Stock, which may be resold pursuant to this prospectus in lieu of whole shares of Series A Preferred Stock in the event U.S. Treasury requests that we deposit the Series A Preferred Stock held by U.S. Treasury with a depositary under a depositary arrangement entered into in accordance with the Letter Agreement. The terms of the Series A Preferred Stock, the warrant, and our common stock are described under “Description of Series A Preferred Stock”, “Description of Warrant”, and “Description of Common Stock.” The Letter Agreement between us and the U.S. Treasury was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on January 14, 2009 and incorporated into this prospectus by reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as well as any updated risk factors described in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q which we may file with the SEC in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.

Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

REGULATION AND SUPERVISION

Participants in the financial services industry are subject to varying degrees of regulation and government supervision.  For a discussion of the material elements of the extensive regulatory framework applicable to us, as well as specific information about us and the Bank, please refer to “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and any subsequent reports that we file with the Commission, which are incorporated by reference in this prospectus.  See “Additional Information” for information on how to obtain a copy of our annual report and any subsequent reports. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of securityholders.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Series A Preferred Stock or the warrant by the selling securityholders. If the holder of the warrant does not elect a cashless exercise, we may receive proceeds from the exercise of some or all of the warrant. See “Description of Warrant to Purchase Common Stock – Exercise of Warrant.”

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

No shares of our Series A Preferred Stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008 and 2007, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above. The ratios of earnings to fixed charges for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, and the nine months ended September 30, 2008 and 2007 are as follows:

	Nine Months Ended September 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of earnings to combined fixed charges (1)
Including interest on deposits	1.44	1.60	1.56	1.66	1.98	2.83	3.08
Excluding interest on deposits	5.54	9.58	8.32	21.14	22.87	26.55	32.36
(1)
For purposes of computing the ratio, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense on all long- and short-term borrowings, including / excluding interest on deposits, and one-third of rental expense, which we believe is representative of the interest factor.

____________________

SELLING SECURITYHOLDERS

On January 9, 2009, we issued the Series A Preferred Stock and the warrant to the U.S. Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The U.S. Treasury, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•
20,000 shares of Series A Preferred Stock no par value, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus or, in the event the U.S. Treasury requests that we deposit the shares of Series A Preferred Stock with a depositary in accordance with the Letter Agreement between us and the U.S. Treasury, depositary shares evidencing fractional share interests in such shares of Series A Preferred Stock;

•	A warrant to purchase 208,768 shares of our common stock, representing beneficial ownership of approximately 3.1% of our common stock as of February 20, 2009; and
•
208,768 shares of our common stock issuable upon full exercise of the warrant, which shares, if issued, would represent beneficial ownership of approximately 3.0% of our common stock as of February 20, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders or affiliates thereof.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. As the date hereof, we are not aware that anyone other than the U.S. Treasury has any voting and investment power with respect to the securities being registered under this prospectus.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because we are unaware of any of the securities being subject to any agreement, arrangement or understanding, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the U.S. Treasury has not had a material relationship with us.

Information about the selling securityholders may change over time, and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more public or private transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•
On any national securities exchange on which the Series A Preferred Stock or the common stock may be listed at the time of sale, including, as of the date of this prospectus, the NYSE Alternext in the case of the common stock;

•	In the over-the-counter market;
•	In transactions otherwise than on those exchanges or in the over-the-counter market; or
•	Through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders also may sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the Series A Preferred Stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the Series A Preferred Stock or the warrant securities will be the purchase price of those securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities covered by this prospectus may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE Alternext pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities covered by this prospectus is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other items constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Neither the Series A Preferred Stock nor the warrant is listed on any national securities exchange. Unless requested by the U.S. Treasury, we do not intend to list the Series A Preferred Stock or the warrant on any national securities exchange. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the Series A Preferred Stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety, by reference to our articles of incorporation, as amended, including the Certificate of Designations with respect to the Series A Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our articles of incorporation, as amended, we have authority to issue up to 5,000,000 shares of preferred stock, with no par value per share. Of such number of shares of preferred stock, 20,000 shares have been designated as Series A Preferred Stock.  All of the shares of Series A Preferred Stock were issued to the U.S. Treasury in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable. No other shares of preferred stock are issued and outstanding as of the date hereof.

Pursuant to the Letter Agreement between us and U.S. Treasury, we have agreed, if requested by the U.S. Treasury, to enter into a depositary arrangement pursuant to which the shares of Series A Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series A Preferred Stock as specified by the U.S. Treasury, may be issued.

Dividends Payable on Shares of Series A Preferred Stock

Commencing January 9, 2009 and until February 14, 2014, holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors or any duly authorized committee of the board of directors, but only out of assets legally available for payment, cumulative cash dividends at a rate of 5%, or $1,000,000 per annum per share. On and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate of 9%, or $1,800,000 per annum per share with respect to each dividend period.

Dividends will begin to accumulate and be cumulative from January 9, 2009, shall compound on each subsequent dividend payment date, and, beginning February 15, 2009, are payable quarterly in arrears on each February 15, May 15, August 15 and November 15. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

Since we receive all of our revenue from dividends paid to us by MidSouth Bank, our ability to pay dividends on our common stock and preferred stock depends on our receipt of dividends from MidSouth Bank. Dividend payments from MidSouth Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of MidSouth Bank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. In addition, we are subject to Louisiana state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

1.	Senior to our common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and
2.
At least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution upon any liquidation, dissolution or winding-up of MidSouth.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on the common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

1.
Purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan and consistent with past practice up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

2.
Purchases or other acquisitions by broker-dealer subsidiaries of MidSouth solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

3.	Purchases or other acquisitions by broker-dealer subsidiaries of MidSouth for resale pursuant to an offering by MidSouth of its stock that is underwritten by the broker-dealer subsidiary;
4.	Any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or and redemption or repurchase of rights pursuant to any shareholders’ rights plan;
5.	Acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not MidSouth or a subsidiary of MidSouth, including as trustee or custodian; and
6.
The exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the U.S. Treasury, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the U.S. Treasury.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefore, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefore falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors, or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

Except as provided below, the Series A Preferred Stock may not be redeemed prior to February 15, 2012. On or after February 15, 2012, MidSouth, at its option, subject to the approval of the Board of Governors of the Federal Reserve System, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefore, the shares of Series A Preferred Stock at the time outstanding, upon notice to the holders of the Series A Preferred Shares, at a redemption price equal to the sum of (i) $1,000 per share liquidation price and (ii) any accrued and unpaid dividends (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to February 15, 2012, MidSouth, at its option, subject to the approval of the Board of Governors of the Federal Reserve System, may redeem, in whole or in part, at any time and from time to time, the shares of Series A Preferred Stock at the time outstanding, upon notice to the holders of the Series A Preferred Share, at a redemption price equal to the sum of (i) $1,000 per share liquidation price and (ii) any accrued and unpaid dividends (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided, however, (1) MidSouth has received aggregate gross proceeds of not less than the 25% of the aggregate liquidation amount from one or more “qualified equity offerings”, as defined in the Securities Purchase Agreement – Standard Terms, and

(2) the aggregate redemption price of the Series A Preferred Stock redeemed may not exceed the aggregate net cash proceeds received by MidSouth from the qualified equity offerings.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock. Our board of directors, or a duly authorized committee of the board of directors, has full power and authority to prescribe the terms and conditions upon which the Series A Preferred Stock will be redeemed from time to time, subject to the provisions of the Certificate of Designations.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a duly authorized committee thereof may determine to be fair and equitable.

We will mail any notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends . If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the “preferred stock directors,” at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. Upon payment in full of all accrued and unpaid dividends, the right to elect preferred stock directors will terminate, subject to revesting in the event that dividends on the Series A Preferred Stock are not paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive). The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NYSE Alternext (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of MidSouth will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, as amended, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

1.
Any amendment or alteration of our amended and restated articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of MidSouth;

2.
Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series A Preferred Stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

3.
Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of MidSouth with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if MidSouth is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

With respect to the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

DESCRIPTION OF DEPOSITARY SHARES

Pursuant to the Letter Agreement between us and the U.S. Treasury, we have agreed, if requested by the U.S. Treasury, to enter into a depositary arrangement pursuant to which the shares of Series A Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series A Preferred Stock as specified by the U.S. Treasury, may be issued. The shares of Series A Preferred Stock would be held by a depositary (e.g., a bank or trust company) reasonably acceptable to U.S. Treasury. If we enter into such a depositary arrangement, the selling securityholders would be offering depositary shares, each representing a fraction of a share of Series A Preferred Stock, instead of actual whole shares of Series A Preferred Stock. The actual terms of any such depositary arrangement would be set forth in a deposit agreement to which we would be a party, and would be attached as an exhibit to a filing by us that would be incorporated by reference into this prospectus.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for up to 208,768 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009, that result in our receipt of aggregate gross proceeds of not less than $20 million, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50%. The number of shares of common stock underlying to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

In accordance with the terms of the Letter Agreement between us and the U.S. Treasury and the related Securities Purchase Agreement – Standard Terms, the U.S. Treasury has represented that it intends to refrain from exercising any voting rights pertaining to our common stock which it may come to own upon exercise of some or all of the warrant.

Exercise of the Warrant

The initial exercise price applicable to the warrant is $14.37 per share. The warrant may be exercised in whole or in part at any time on or before 5:00 p.m., New York City time on January 9, 2019 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by MidSouth of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the holder of the warrant, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the NYSE Alternext.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The U.S. Treasury may not transfer a portion of the warrant with respect to more than 50% of common stock underlying the warrant until the earlier of the date on which MidSouth has received aggregate gross proceeds from a qualified equity offering of at least $20 million and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 19, 2011 and the date the U.S. Treasury no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions by us include issuances:

1.	As consideration for or to fund the acquisition of businesses and/or related assets;
2.	In connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;
3.
In connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

4.	In connection with the exercise of preemptive rights on terms existing as of November 21, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations . In the event of a merger, consolidation or similar transaction involving MidSouth and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Registered Sales of the Warrant. The holders agree to sell the warrant or any portion thereof under this registration statement only beginning 30 days after notifying MidSouth of any such sale, during which 30-day period the U.S. Treasury and all holders of the warrant shall take reasonable steps to agree to revisions to the warrant to permit a public distribution of the warrant, including entering into a warrant agreement and appointing a warrant agent.

DESCRIPTION OF COMMON STOCK

The authorized common stock of MidSouth consists of 10,000,000 shares, $0.10 par value, of which 6,788,885 were issued and 6,618,219 outstanding as of, February 19, 2009.

General

Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are not entitled to cumulate votes in the election of directors.

Preemptive Rights. MidSouth’s common stock does not carry preemptive subscription rights.

Liquidation. In the event of liquidation, dissolution or winding up of MidSouth, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.

Liability for Further Assessments. MidSouth will not subject shareholders to further assessments on their shares of common stock.

Sinking Fund Provision. The common stock does not require that a separate capital reserve be maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.

Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to MidSouth, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.

Dividends. Each shareholder is entitled to receive dividends, if and when, declared by the board of directors out of legally available funds. The main source of funds for dividends is the dividends we receive from MidSouth Bank; therefore, our ability to declare dividends is highly dependent upon future earnings, financial condition, and results of operation of MidSouth Bank as well as appropriate legal restrictions on the bank’s ability to pay dividends and other relevant factors.

Under the Louisiana Business Corporation Law, MidSouth may not pay a dividend if:

1.	MidSouth is insolvent or would thereby be made insolvent, or
2.	The declaration or payment thereof would be contrary to any restrictions contained in MidSouth's articles of incorporation.

Pursuant to the Letter Agreement between us and the U.S. Treasury, including the related Securities Purchase Agreement – Standard Terms, we may not declare or pay any dividend or make any distribution on our common stock other than:

1.	Regular quarterly cash dividends not exceeding $0.32 per share;
2.	Dividends payable solely in shares of our common stock; and
3.	Dividends or distributions of rights of junior stock in connection with a shareholder’s rights plan.

LEGAL MATTERS

The validity of the securities being offered by this prospectus is being passed upon for MidSouth by the law firm of Adams and Reese LLP, New Orleans, Louisiana.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The audited consolidated financial statements and management’s report on the effectiveness of internal controls over financial reporting of MidSouth incorporated in this prospectus and Registration Statement by reference to MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2007, were audited by Porter Keadle Moore, LLP an independent registered public accounting firm, whose reports thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports of Porter Keadle Moore, LLP given upon the authority of such firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses to be incurred by MidSouth in connection with the registration of the securities being registered under this registration statement. Except for the SEC registration fee, all amounts are estimates.

Registration Fee	$904
Blue Sky Fees	$-
Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$3,500
Printing Fees and Postage	$-
Miscellaneous	$-

TOTAL	$9,404

Item 15.	Indemnification of Directors and Officers.

Louisiana Business Corporation Law.  The Louisiana Business Corporation Law provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

  •   the director or officer acted in good faith;

  •   the director or officer reasonably believed such conduct was in, or not opposed to, the corporation’s best interest; and

  •   in connection with any criminal action or proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

However, the Louisiana Business Corporation Law provides that directors or officers may not be indemnified if they are held liable for willful or intentional misconduct in the performance of their duties to the corporation, unless a court determines that the director is entitled to indemnity for expenses which the court deems proper.

MidSouth Bancorp, Inc. MidSouth Bancorp, Inc.’s charter and bylaws provide that a director or officer of the company will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director’s or officer’s liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of the company’s directors and officers for (a) any breach of the director’s or officer’s duty of loyalty to the company or its stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to stockholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

MidSouth Bancorp, Inc.’s charter and bylaws also provide that the company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the company, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such position is or was held at the request of MidSouth Bancorp, Inc. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit the company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the board of directors, provided that the indemnified person undertakes to repay the company if it is ultimately determined that such person was not entitled to indemnification.

The rights of indemnification provided in the charter and bylaws are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the charter authorizes the company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, whether or not the company would have the power to provide indemnification to such person. By action of the board of directors, the company may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions of the charter and bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the company to attract and retain the best personnel available.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MidSouth Bancorp, Inc. pursuant to the foregoing provisions, MidSouth Bancorp, Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C, (S) 1818(b)).

Item 16.	Exhibits.

The following exhibits are filed or incorporated by reference into this registration statement:

Exhibit Number	Description of Document
3.1	Articles of Amendment to the Articles of Incorporation (1)
3.3	Bylaws (2)
4.1	Warrant to purchase Registrant’s common stock dated January 9, 2009 (3)
4.2	Letter Agreement (including Securities Purchase Agreement – Standard Terms attached as Exhibit A) dated January 9, 2009 between the Registrant and the U.S. Department of the Treasury (4)

5.1*	Opinion of Adams and Reese, LLP
12.1*	Computation of consolidated ratio of earnings to combined fixed charges
23.1*	Consent of Porter Keadle Moore, LLP
23.2*	Consent of Adams and Reese, LLP (contained in opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (contained in signature page of the Registration Statement)

*	Filed herewith

(1)	Incorporated by reference to Exhibit 3.1 attached to the Current Report on Form 8-K filed by the Registrant on January 14, 2009.

(2)	Incorporated by reference to Registrant’s Annual Report on form 10-K filed with the Securities and Exchange Commission on March 14, 2008.

(3)	Incorporated by reference to Exhibit 4.1 attached to the Current Report on Form 8-K filed by the Registrant on January 14, 2009.

(4)	Incorporated by reference to Exhibit 10.1 attached to the Current Report on Form 8-K filed by the Registrant on January 14, 2009.

Item 17.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided , however , that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, Louisiana, on February 20, 2009.

MIDSOUTH BANCORP, INC.

By:	/s/ C.R. Cloutier
C.R. Cloutier
President and Chief Executive Officer

S-1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C.R. Cloutier and Teri S. Stelly as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre-effective and post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ C.R. Cloutier	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2009
C.R. Cloutier

/s/ Karen L. Hail	Chief Operations Officer, Vice President, Secretary/Treasurer and Director	February 20, 2009
Karen L. Hail

/s/ Teri S. Stelly	Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	February 20, 2009
Teri S. Stelly

/s/ J.B. Hargroder, M.D.	Director	February 20, 2009
J.B. Hargroder, M.D.

/s/ William M. Simmons	Director	February 20, 2009
William M. Simmons

/s/ Will Charbonnet, Sr.	Director	February 20, 2009
Will Charbonnet, Sr.

/s/ Clayton Paul Hillard	Director	February 20, 2009
Clayton Paul Hillard

/s/ James R. Davis, Jr.	Director	February 20, 2009
James R. Davis, Jr.

/s/ Joseph V. Tortorice	Director	February 20, 2009
Joseph V. Tortorice

/s/ Milton B. Kidd, III	Director	February 20, 2009
Milton B. Kidd, III

S-2

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Articles of Amendment to the Articles of Incorporation (1)
3.3	Bylaws (2)
4.1	Warrant to purchase Registrant’s common stock dated January 9, 2009 (3)
4.2	Letter Agreement (including Securities Purchase Agreement – Standard Terms attached as Exhibit A) dated January 9, 2009 between the Registrant and the U.S. Department of the Treasury (4)
5.1*	Opinion of Adams and Reese, LLP
12.1*	Computation of consolidated ratio of earnings to combined fixed charges
23.1*	Consent of Porter Keadle Moore, LLP
23.2*	Consent of Adams and Reese, LLP (contained in opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (contained in signature page of the Registration Statement)

*	Filed herewith

(1)	Incorporated by reference to Exhibit 3.1 attached to the Current Report on Form 8-K filed by the Registrant on January 14, 2009.
(2)	Incorporated by reference to Registrant’s Annual Report on form 10-K filed with the Securities and Exchange Commission on March 14, 2008.

(3)	Incorporated by reference to Exhibit 4.1 attached to the Current Report on Form 8-K filed by the Registrant on January 14, 2009.

(4)	Incorporated by reference to Exhibit 10.1 attached to the Current Report on Form 8-K filed by the Registrant on January 14, 2009.